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                                                                    EXHIBIT 99.2

                                                            CONTACTS: NEWS MEDIA
                                                                   David Fluhrer
                                                                    212-760-3138
                                                 david_fluhrer@mail.medscape.com

                                                                       INVESTORS
                                                                       Greg Mann
                                                                    415-678-3370
                                                       greg.mann@medicalogic.com

FOR IMMEDIATE RELEASE

MEDICALOGIC/MEDSCAPE MERGER CREATES A NEW COMPANY
COMBINING ONLINE HEALTH  RECORDS
WITH AUTHORITATIVE INFORMATION AT THE POINT OF CARE

NEW MANAGEMENT TEAM FOCUSING ON REVENUES FROM ONLINE HEALTH RECORD LICENSING AND SUBSCRIPTIONS, ADVERTISING SALES AND SPONSORSHIPS, AND E-COMMERCE TRANSACTIONS

HILLSBORO, OR, MAY 22, 2000 - A new and different company, known initially as MedicaLogic/Medscape, Inc. (NASDAQ: MDLI), emerged from the eHealthcare industry today with the stated mission of delivering "health information that matters - saving time, costs, and even lives" - by combining online health records and authoritative medical information at the point of patient care.

The new company is setting itself apart from eHealthcare competitors by focusing on the clinical "front end" of the healthcare system. MedicaLogic/Medscape also plans to extend its lead in the market by offering its products and services on an expanded variety of platforms including handheld and wireless devices - and by enabling physicians to create Online Health Records without changing their current behavior through the company's offering of integrated Web-based medical transcription services.

Creation of the new company was announced following the closing of the merger between MedicaLogic, Inc. and Medscape, Inc., as well as the May 11 acquisition of Total eMed, Inc. by MedicaLogic. MedicaLogic/Medscape's new top management team, also announced today, is led by Chairman of the Board and MedicaLogic founder Mark Leavitt, MD, PhD. Reporting to him are an Office of the Chief Executive composed of Co-Chief Executives David C. Moffenbeier and Richard D. Rehm, MD; as well as Executive Vice President and Editor-in-Chief George D. Lundberg, MD, and Vice Chairman Paul T. Sheils.

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"As a result of diligent work by everyone at the three companies, our merger transactions are now complete, and we are prepared to move forward rapidly together as a seamlessly integrated company," Dr. Leavitt said. "We now have an exceptionally talented and experienced team, a powerful array of products and services, diverse revenue streams, and a sound balance sheet. Our focus on the physician's work, the patient's needs, and informing their joint decision-making at the point of care is intense and unmatched within the industry. We deliver health information that truly matters."

The management team, Dr. Leavitt said, will now focus tightly on development and marketing of offerings that both support the mission and bring profitability to the company. Initial concentration will be on these four revenue streams:

     - Sales of licenses, subscriptions, and support for Logician(R) Enterprise online health recorDS systems to integrated healthcare delivery networks;

     - Subscription revenues from Logician Enterprise and sales of the company's Web-based services and products, including Logician Internet, a Web-based chart creation application, to individual physicians;

     - Sales of advertising and sponsorships for the MedicaLogic/Medscape health information sites and other venues primarily to the pharmaceutical industry; and

     - Participation in clinical e-commerce transactions, such as delivery of laboratory results and transmission of electronic prescriptions.

MedicaLogic/Medscape has more than 1,100 employees working from the Hillsboro, OR, headquarters and from major operational centers in San Francisco, New York, Nashville and Houston. As of March 31, more than 12,000 clinicians were maintaining charts for over 9 million patients using the Online Health Records products of MedicaLogic/Medscape. The company's two primary health information sites, medscape.com and CBSHealthWatch, had a combined registered worldwide membership of more than 2.2 million, with over 350,000 physicians, a million allied health professionals and 800,000 consumers.

Dr. Leavitt noted these strong competitive advantages and synergies within the new company:

     - For physicians, an array of devices and applications to create Online Health Records in ways that fit their personal preferences and workflow, including the use of dictation with Web-based transcription;

     - For healthcare providers, ranging from small physician practices to large integrated delivery networks, a spectrum of Web service offerings, including creation of Websites, provision of trusted content, and delivery of applications for physicians and patients;

     - For consumers, health information that is authoritative and timely, newly enhanced by a direct connection with their physicians, including the ability to access their physician- generated medical records and communicate with their doctors' offices to ask questions, schedule appointments and request prescription refills;


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     -    The ability to help reduce medical errors and improve the quality of healthcare, as was demonstrated by the company's response to recent FDA alerts and recalls of several drugs, in which news was translated into action within an hour, allowing doctors to identify and contact affected patients immediately;

     - Vast online marketing reach, to introduce healthcare professionals and consumers to its newly expanded array of offerings; and

     - The opportunity to invite medscape.com's current strong base of pharmaceutical advertisers and sponsors to support Online Health Record products that would deliver content specific to a practitioner's specialty or a patient's health interest.

MedicaLogic/Medscape, Dr. Leavitt said, also plans to execute on existing strategic partnerships, including the CBS relationship forged with Medscape last July that included $150 million in advertising and promotion on CBS media properties, and exposure on CBS News through the exchange of editorial content with CBSHealthWatch. Other major partnerships are with National Data Corporation, America Online, Women.com, CVS.com, PlanetRx, Dell Computer Corporation and Lernout & Hauspie.

ABOUT MEDICALOGIC/MEDSCAPE, INC.
MedicaLogic/Medscape, Inc. (NASDAQ: MDLI), providing health information that matters, brings the Internet to the point of care with eHealthcare products and services for physicians and their patients.

MedicaLogic/Medscape offers Logician(R) software, the leading Online Health Record for integrated delivery networks nationwide, and Logician Internet, the Web-based version used by physicians without the need for a significant computing infrastructure. As of March 31, 2000, over 12,000 clinicians were maintaining over 9 million electronic patient records through MedicaLogic products. For current information, please visit www.medicalogic.com.

The company also operates three primary healthcare Web sites, including medscape.com, www.medscape.com, and CBSHealthWatch, http://cbs.healthwatch.com, the leading providers of authoritative health and medical information to professionals and consumers since 1995, and 98point6, www.98point6.com, offering consumer access to online health records and related services. As of March 31, 2000, medscape.com and CBSHealthWatch had more than 2.2 million registered members worldwide, including over 350,000 registered as physicians, a million as allied health professionals and more than 800,000 as consumers.

MEDICALOGIC AND LOGICIAN ARE REGISTERED TRADEMARKS OF MEDICALOGIC/MEDSCAPE, INC. IN THE UNITED STATES. THE ONLINE HEALTH RECORD COMPANY, 98POINT6 AND OTHER MEDICALOGIC/MEDSCAPE LOGOS, PRODUCT NAMES, AND SERVICE NAMES ARE ALSO TRADEMARKS OF MEDICALOGIC/MEDSCAPE, INC., WHICH MAY BE REGISTERED IN OTHER COUNTRIES. OTHER PRODUCT AND BRAND NAMES ARE TRADEMARKS OF THEIR RESPECTIVE OWNERS. CBS AND THE CBS EYE DEVICE ARE REGISTERED TRADEMARKS OF CBS BROADCASTING INC.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FORWARD-LOOKING STATEMENTS ARE BASED ON MEDICALOGIC/MEDSCAPE'S CURRENT EXPECTATIONS OR BELIEFS AS WELL AS ON A NUMBER OF ASSUMPTIONS ABOUT FUTURE EVENTS, AND ARE SUBJECT TO FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE READER IS CAUTIONED NOT TO PUT UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF FUTURE PERFORMANCE AND ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, MANY OUTSIDE MEDICALOGIC/MEDSCAPE, INC.'S CONTROL. FURTHER INFORMATION ON POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS IS INCLUDED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

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